Exhibit 10.5

Geological Report on the Goldstar Property

SUMMARY REPORT

ON THE

GOLDSTAR PROPERTY

LUMBY, BC

Vernon Mining District

June 14, 2006

By:

Greg Thomson B.Sc., P.Geo.

and

James Laird, Laird Exploration Ltd.

TABLE OF CONTENTS

Page

EXECUTIVE SUMMARY

1

1.0

INTRODUCTION

2

1.1

Terms of Reference

2

1.2

Location and Access

3

1.3

Topography, Climate, Vegetation

4

1.4

Property Status

5

1.5

Previous Work

5

2.0

GEOLOGICAL OVERVIEW

6

2.1

Regional Geology

6

2.2

Property Geology

6

3.0

CONCLUSIONS AND RECOMMENDATIONS

7

4.0

REFERENCES

9

5.0

STATEMENTS OF QUALIFICATIONS

10

EXECUTIVE SUMMARY

1.

The Goldstar Property lies along the south valley side of Putnam Creek, within the North Okanagan region of southern British Columbia.  The property is accessed by traveling 15 kilometres north from the town of Lumby, B.C., located on Highway 6.  The Goldstar Property comprises two MTO mineral claims containing nine cell claim units totaling 185.423 hectares in area.

2.

The Goldstar Property is underlain by volcanic and sedimentary rocks belonging to the Nicola Group of Upper Triassic and Lower Jurassic age.  The Goldstar Property has produced consistently high gold values from stream silt samples, with placer gold production reported from Putnam Creek in 1936.

3.

Heavy mineral samples collected in 1984 from a tributary creek to Putnam Creek returned gold values from 1.15 to 2.3 grams per tonne.  These results were confirmed during a regional stream sampling program carried out by Teck Exploration Ltd. in 1999.

4.

A proposed work program includes construction of a control grid, geological mapping and rock sampling, a soil and silt geochemical sampling program, IP geophysical survey, and trenching.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

1.0

INTRODUCTION

1.1

Terms of Reference

This summary report is a compilation of geological data currently available regarding the Goldstar Property located north of Lumby, B.C.  Historical information from Laird Exploration Ltd. files, the BC Department of Mines, the Geological Survey of Canada and other sources has been reviewed and used where pertinent.

1.2

Location and Access

The Goldstar Property is located on NTS map sheet 82L/7W at 50° 23’ north latitude and 118° 57.5’ west longitude.

The main access to the Goldstar Property is provided from the town of Lumby, B.C., located between the Okanagan valley to the west and the Monashee Mountains to the east.  From Lumby, the Mabel Lake road is traveled for 4 kilometres before reaching the Trinity Valley logging road.  The Trinity Valley road is traveled for 13 kilometres before reaching the Putnam Creek logging road.  The Putnam Creek road is traveled 2.5 kilometres northwesterly before reaching the property area.

1.3

Topography, Climate, Vegetation

The Goldstar Property is located on the west slope of Trinity Valley.  The claim area is cut by Putnam Creek, which flows in a steep-sided valley, originating from the Silver Star Mountain area in the west, flowing to the broad terraced Trinity Valley, to the east of the property area.

The property elevation lies between 900 to 1100 metres elevation on forested moderately steep slopes. Annual precipitation consists of about 40 centimetres of rainfall and 1.4 metres of snowfall.  Temperatures are warm throughout the summer with winter temperatures averaging around

 -5° Celsius.

1.4

Property Status

The Goldstar Property comprises two MTO mineral claims containing nine cell claim units totaling 185.423 hectares in area.

BC Tenure #

Work Due Date

Cells

Total Area (Hectares)

522570

Nov. 23, 2006

4

  82.406

522607

Nov. 24, 2006

5

103.017

1.5

Previous Work

The earliest recorded exploration work on the Goldstar Property area was recorded when placer gold was obtained from reddish gravels of schistose and gneissic rock material in Putnam Creek.  The gold was reported to be heavy and well-rounded and associated with black sand.  In 1936, 155 grams of gold was recovered from Putnam Creek.  No further work has been recorded from this location since 1936.

The placer gold production was obtained near the mouth of a tributary Creek to Putnam Creek, where recently high value gold results have been obtained.

In 1984, a regional reconnaissance geochemical survey was carried out on the property area by Brican Resources Ltd.

The Brican exploration work consisted of geological mapping and soil sampling (137 samples) along 13 kilometres of logging road access and flagged lines.  One soil sample was anomalous in gold at 90 parts per billion.  A total of 26 rock samples were collected, containing negligible gold values.

High values were obtained from stream samples, both in Putnam Creek and the main northeasterly flowing tributary Creek to Putnam Creek.  Four heavy mineral samples were collected during the Brican exploration program, with the highest values (1.3 to 2.3 grams per tonne) obtained from the main tributary creek to Putnam Creek.

The majority of the Brican exploration work was carried out to the west of the gold anomalous tributary creek and did not concentrate on locating the source of the gold found in the tributary creek.

The senior author carried out a regional stream sediment sampling program in the Putnam Creek area in 1999, on behalf of employer Teck Exploration Ltd.  Stream sediment samples tested by Teck along approximately one kilometre of the tributary stream resulted in consistently anomalous gold values.  Of the 5 samples collected along the tributary stream all were considered moderately to highly anomalous for gold.  The samples referred to as S-12, OK 9, OK10, OK11 and OK 12, returned gold values of >1000 ppb, 25 ppb, 80 ppb, 165 ppb and 585 ppb respectively.  Two of the samples (OK11, OK12) were also anomalous in chromium at 139 ppm and 308 ppm chromium, while samples OK 9, OK 10 and OK 13 were anomalous in zinc at 151 ppm, 167 ppm and 194 ppm Zn respectively. Sample OK 12 was also anomalous in nickel at 172 ppm Ni.

Teck did not carry out further exploration in the area of the anomalous gold results obtained in the Putnam Creek area.

2.0

GEOLOGICAL OVERVIEW

The Goldstar Property area hosts a series of volcanic and sedimentary rocks known as the Nicola Group, which are favorable for the formation of economic mineral deposits.  Significant concentrations of placer gold have been traced to a tributary of Putnam Creek covered by the property.  The immediate source of the gold not has been identified, but is suspected to be quartz veins and silicified zones occurring in the Nicola rocks.

2.1

Regional Geology

The area is underlain by sedimentary and volcanic rocks of the Upper Triassic to Lower Jurassic Nicola Group. These comprise banded quartzite/gneiss, argillite, phyllite with interbedded siltstone and quartzite, augite andesite, greenstone, which are intruded by granodiorite and aplite dikes.

2.2

Property Geology

There is little outcrop exposed in the Putnam Creek area, although abundant argillaceous schist and green pyroxene porphyritic volcanic rocks are present along the tributary stream bed sampled by the author in 1999.  There are also numerous cobbles of milky white quartz found in the stream bed, but appear to be unmineralized.  It is the author’s belief that the gold found in the area is likely related to a local fault structure containing gold-bearing quartz, which has liberated placer gold concentrations into the tributary creek to Putnam Creek.  The tributary creek is likely the source of the placer gold that has been concentrated within the stream bed of Putnam Creek.

3.0

CONCLUSIONS AND RECOMMENDATIONS

The main exploration focus for the Goldstar property should involve exploration for the source of gold as found in stream samples taken from the main tributary creek to Putnam Creek.  The tributary creek area should be thoroughly prospected for gold-bearing quartz float or possible quartz-bearing outcrops. A program of close-spaced stream silt sampling should be carried out throughout all branches of the tributary stream bed, to provide a better focus than has been obtained by previous cursory exploration programs.

If target areas are located, it is recommended that a close-spaced survey grid be established, consisting of 25 to 50 meter line spacings with 25 meter station intervals. Within this survey grid, detailed geological and prospecting evaluations should be carried out along with commensurate soil sampling and/or geophysical survey programs.  Based on a compilation of these results, a diamond drill program will be designed to explore and define the potential resources.

Phase 1 Cost Estimate

Reconnaissance geological mapping, prospecting and sampling.

Geologist – 5 days @ $450/day

   $2250.00

Consultant/Project Manager – 5 days @ $450/day

   $2250.00

Sampler/Geological Assistant – 5 days @ $250/day

   $1250.00

Truck rental – 1500 km @ 0.75/km inclusive

   $1125.00

Rock samples – 50 @ $50.00 per sample

   $2500.00

Soil and Silt Samples – 100 @ $30.00 per sample

   $3000.00

Per Diem – 15 man-days @ $100.00/day

   $1500.00

Misc. sampling and field supplies

     $500.00

Report and reproduction costs

   $1000.00

Subtotal

$15,375.00

Management Fee @ 15%

   $2306.25

Contingency @ 10%

   $1537.50

Total

$19,218.75

GST@ 6% (July 1, 2006)

   $1153.13

NET TOTAL

$20,371.88

Phase 2 Cost Estimate

Detailed surface and underground geological mapping and rock sampling, grid construction, EM and Mag surveys, establish drill and rock trenching targets, four-man crew, report.          $75,000.00

Phase 3 Cost Estimate

1000 metres of diamond drilling @ 100.00 per metre, plus geological

supervision, camp and supplies, transportation, assays, report and other ancillary costs.                       $150,000.00

TOTAL

         $245,371.88

4.0

REFERENCES

Annual Report, (1936)

BCEMPR, p. D48

Holland, S.S., (1950)

Placer Gold Production of British Columbia

BCEMPR Bulletin 28, p. 62-63

Jones, A.G., (1959)

Vernon Map Area

G.S.C. Memoir 296

Kyba, B.W., (1985)

Assessment Report on Geological and Geochemical Surveys on the

Putnam Property (Assessment Report 13311)

Okulitch, A., (1979)

Geology of the Thompson Shuswap-Okanagan Region, South-Central

British Columbia

G.S.C. Open File 637

5.0

STATEMENTS OF QUALIFICATIONS

I:

Gregory R. Thomson, of Langley, B.C., do hereby certify:

That I am a Professional Geoscientist registered in the Province of British Columbia.

That I am a graduate Geologist from the University of British Columbia (1970) and have over 25 years of mineral exploration experience in the Province of British Columbia.

That the information contained in this report was based upon a review of previous reports and geological studies related to the Goldstar Property area and of personal experience with local geology gained while employed as a consulting geologist in the Okanagan region of BC.

I have read National Instrument 43-101, Form 43-101F1 and this report has been prepared in essential compliance with N1 43-101 and Form 43-101F1.

Dated at Vancouver, BC, June 14, 2006

By: /s/ “Gregory R.Thomson, P. Gelologist”